Exhibit 10.8

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

BEACON HOLDING INC.

THIS AGREEMENT (the “Agreement”) is effective as of March 24, 2016 (the “Grant Date”) by and between Beacon Holding Inc., a Delaware corporation (the “Company”) and Christopher J. Baldwin, an employee, consultant or director of the Company or one of its Subsidiaries (hereinafter referred to as the “Optionee”).

WHEREAS, the Board has approved the Third Amended and Restated 2011 Stock Option Plan of Beacon Holding Inc. (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or one of its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue the Option; and

WHEREAS, the Optionee has entered into a Management Stockholders Agreement with the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1 “Cause” shall have the meaning set forth in the Employment Agreement, and shall apply for all purposes under this Agreement and the Management Stockholders Agreement (the Management Stockholders Agreement to the contrary notwithstanding).

Section 1.2 “Company” shall have the meaning set forth in the preamble hereto.

Section 1.3 “Confidential Information” shall have the meaning set forth in Section 4.1(a).

Section 1.4 “Cumulative EBITDA” shall mean (a) for Fiscal 2018, the sum of EBITDA for Fiscal 2017 and Fiscal 2018, and (b) for Fiscal 2019, the sum of EBITDA for Fiscal 2017, Fiscal 2018 and Fiscal 2019.

Section 1.5 “Cumulative EBITDA Target” for each of Fiscal 2018 and Fiscal 2019 shall be the amount set forth on Exhibit A, in each case, as may be adjusted pursuant to Section 1.8 hereof or Section 7.1(a) of the Plan (including, without limitation, any adjustments to reflect extraordinary or non-recurring events and/or the pro forma impact of any acquisitions or dispositions by the Company and/or any of its subsidiaries (including any acquisition or disposition of a minority interest)).

Section 1.6 “Disability” shall mean “disability” as defined in the Employment Agreement.

Section 1.7 “Early Termination Event” shall mean the consummation of a Change in Control (i) prior to July 1, 2016 or (ii) pursuant to a definitive transaction document to consummate such Change in Control entered into by the Company or any of its Affiliates prior to July 1, 2016.

Section 1.8 “EBITDA” shall mean, for any fiscal year, earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Principal Stockholders and/or their affiliates (so long as such fees are treated as expenses in the calculation of earnings), together with such adjustments as the Committee shall determine to be fair and appropriate in its discretion, including adjustments consistent with the basis on which the EBITDA Targets were originally established. For purposes of Section 1.5, Section 1.9 or this Section 1.8, reasons for adjustments may include, without limitation, the following factors (to the extent not already reflected in establishing the EBITDA Targets and Cumulative EBITDA Targets): any restructuring of the Company’s operations (including reductions in force and store closure costs); unrealized mark-to-market on hedging instruments; the impact of any sale-leaseback transactions of real or other property; any acquisition or divestiture of a group of one or more stores, a major administrative unit, major line of business or major assets outside of the ordinary course of business (including, without limitation, acquisition or divestiture of any minority interest in any such stores, administrative units, lines of business or assets); the effect of any non-cash charges, such as impairment of real or intangible assets or stock compensation charges, or any non-cash income items; any effects of adjustments in the Company’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting; any unusual or infrequently occurring items in accordance with GAAP; and any changes to GAAP to comply with new legislation or rules promulgated by the Securities and Exchange Commission, the Financial Accounting Standards Board or any similar or successor entity. The Committee’s determination of such fair and appropriate adjustment(s) shall be made within 90 days following the delivery of the audit report for the fiscal year first impacted by the adjustment, and shall be based on the Company’s accounting as set forth in its books and records.

Section 1.9 “EBITDA Target” for each of Fiscal 2017, Fiscal 2018 and Fiscal 2019 shall be the amount set forth on Exhibit A, in each case, as may be adjusted pursuant to Section 1.8 hereof or Section 7.1(a) of the Plan (including, without limitation, any adjustments to reflect extraordinary or non-recurring events and/or the pro forma impact of any acquisitions or dispositions by the Company and/or any of its subsidiaries (including any acquisition or disposition of a minority interest)).

Section 1.10 “Employment Agreement” shall mean that certain Employment Agreement between the Optionee, the Company and BJ’s Wholesale Club, Inc., dated as of September 1, 2015, as may be amended from time to time.

Section 1.11 “Fair Market Value” shall have the meaning set forth in the Plan; provided that, if Common Stock is not publicly traded on an exchange and not quoted on a quotation system, Fair Market Value shall be determined in accordance with (and is subject to disagreement procedures set forth in) the Management Stockholders Agreement.

Section 1.12 “Fiscal 2017” shall mean the fiscal year ending on or about January 31, 2017.

Section 1.13 “Fiscal 2018” shall mean the fiscal year ending on or about January 31, 2018.

Section 1.14 “Fiscal 2019” shall mean the fiscal year ending on or about January 31, 2019.

Section 1.15 “Good Reason” shall have the meaning set forth in the Employment Agreement, and shall apply for all purposes under this Agreement and the Management Stockholders Agreement (the Management Stockholders Agreement to the contrary notwithstanding).

Section 1.16 “Grant Date” shall have the meaning set forth in the preamble hereto.

Section 1.17 “Initial Time-Based Vesting Shares” shall mean a number of shares of Common Stock subject to the Time-Based Option equal to the product of (a) a fraction, the numerator of which is the number of calendar months that have ended after February 1, 2016 and on or prior to the Initial Vesting Date and the denominator of which is thirty-five (35) (provided that such fraction shall in no event exceed one (1)), and (b) 30,000.

Section 1.18 “Initial Vesting Date” shall mean the later of (a) July 1, 2016 or (b) if the Company or any of its Affiliates has entered into a definitive transaction document to consummate a Change in Control prior to July 1, 2016, the date on which such definitive transaction document is terminated or the Board otherwise determines in writing not to consummate such Change in Control.

Section 1.19 “Investment” shall mean the sum of (a) the aggregate value as of September 1, 2015 (which the parties acknowledge and agree is $41.00 per share of Common Stock) of the equity securities of the Company and its subsidiaries held by the Principal Stockholders, as of September 1, 2015, and (b) any investment of funds (and the fair market value of any property contributed as of the time of such contribution) by the Principal Stockholders in exchange for equity securities of the Company and its subsidiaries after September 1, 2015.

Section 1.20 “Option” shall mean the non-qualified stock option to purchase Common Stock granted under this Agreement.

Section 1.21 “Optionee” shall have the meaning set forth in the preamble hereto.

Section 1.22 “Performance-Based Option” shall mean the portion of the Option with respect to 70,000 shares of Common Stock that does not constitute the Time-Based Option.

Section 1.23 “Performance-Based Option Vesting Date” shall mean, for each of Fiscal 2017, Fiscal 2018 and Fiscal 2019, the later of (a) the date on which the Board (or its designee) determines EBITDA for such fiscal year (which in no event will be more than 120 days after the last day of such fiscal year) and (b) the Initial Vesting Date.

Section 1.24 “Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.25 “Principal Stockholders” shall mean Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., Beacon Coinvest LLC, and CVC Beacon LP.

Section 1.26 “Principal Stockholder IRR” shall mean the internal rate of return (compounded annually) achieved by the Principal Stockholders in respect of an investment equal to the Investment, as of immediately prior to a Change in Control, for the period commencing on September 1, 2015 and ending on the date of such Change of Control, which internal rate of return shall be based on the amount of all Proceeds received by the Principal Stockholders in connection with such Change in Control. Principal Stockholder IRR shall be calculated using the XIRR function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating internal rate of return reasonably acceptable to the Board). For the purposes of the calculation of Principal Stockholder IRR, the equity securities held by the Principal Stockholders as of September 1, 2015 (as described in Section 1.19(a)) shall be deemed to have been invested on September 1, 2015, and any investment of funds by the Principal Stockholders after September 1, 2015 (as described in Section 1.19(b)) shall be deemed to have been invested on the date of such investment.

Section 1.27 “Principal Stockholder MOIC” shall mean, with respect to a Change in Control, the ratio of (a) the amount of all Proceeds received by the Principal Stockholders with respect to the Investment on or prior to such Change of Control, to (b) the amount of the Investment as of immediately prior to such Change of Control.

Section 1.28 “Proceeds” shall mean, with respect to a Change in Control, the cash proceeds and the fair market value of non-cash proceeds received by the Principal Stockholders in respect of the Investment following September 1, 2015 and on or prior to such Change in Control, after taking into account, to the extent applicable, all post-closing adjustments relating to such Change in Control, and assuming the exercise of all vested options and warrants outstanding as of the effective date of such Change in Control (after giving effect to any dilution of securities or instruments arising in connection with such Change in Control); provided, however, that (a) if the Principal Stockholders retain any portion of the Investment following such Change in Control, the fair market value of such portion of the Investment as of such Change in Control shall be deemed non-cash proceeds for purposes of calculating the Proceeds, (b) the fair market value of any non-cash proceeds (including stock) received in connection with a Change in Control shall be determined by the Board in good faith as of the date of such Change in Control, and (c) in the event that the receipt of any portion of the Proceeds by the Principal Stockholders is delayed beyond the date of the applicable Change in Control and made subject to any contingencies or potential post-closing adjustments, such as an escrow arrangement, the Proceeds shall include an estimate, determined as of or prior to the date of the Change in Control by the Board in good faith of the fair market value of such portion of the Proceeds (rather than the actual amounts ultimately received, if any, with respect to such portion of the Proceeds).

Section 1.29 “Third Party Information” shall have the meaning set forth in Section 4.3.

Section 1.30 “Time-Based Option” shall mean a portion of the Option with respect to 30,000 shares of Common Stock.

Section 1.31 “Work Product” shall have the meaning set forth in Section 4.2.

ARTICLE II.

GRANT OF OPTION

Section 2.1 Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in the employ of, consultancy to or other service relationship with the Company or one of its Subsidiaries, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of 100,000 shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement. The Board shall not exercise its discretion under Section 5.6 of the Plan to impose any restriction that is not explicitly set forth in this Agreement, the Plan or the Management Stockholders Agreement.

Section 2.2 Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3 Option Price. The purchase price of the 100,000 shares of Common Stock covered by the Option shall be $49.00 per share, which is equal to 100% of Fair Market Value as of the Grant Date.

ARTICLE III.

VESTING AND EXERCISABILITY

Section 3.1 Vesting.

Section 3.2 Commencement and Duration of Exercisability. The Option (or an applicable portion thereof) shall become exercisable on the date on which it (or the applicable portion thereof) becomes vested pursuant to Section 3.1 (which, for the avoidance of doubt, will not occur in any event prior to the Initial Vesting Date). The installments that become vested and exercisable as provided for in Section 3.1 and this Section 3.2 are cumulative. Each such installment which becomes vested and exercisable pursuant to Section 3.1 and this Section 3.2 shall remain exercisable until it becomes unexercisable.

Section 3.3 Expiration of Option. Notwithstanding anything to the contrary herein, in the event of an Early Termination Event, the Option shall expire on the date immediately prior to the Early Termination Event and, for the avoidance of doubt, the Option shall not be exercisable to any extent by anyone prior to such expiration. In the event an Early Termination Event does not occur, the Option may not be exercised to any extent by anyone after, and shall expire on, the first to occur of the following events:

(a) The tenth anniversary of the Grant Date; or

(b) Except for such longer period as the Committee may otherwise approve, in the event of the Optionee’s Termination of Services for any reason other than as set forth in Sections 3.3(c) through (e), (i) with respect to the Time-Based Option and the portion of the Performance-Based Option that had previously become vested, the 90th day following the date of such Termination of Services and (ii) with respect to the portion of the Performance-Based Option for the fiscal year ending prior to the date of Termination of Services but before the Performance-Based Option Vesting Date for such prior fiscal year, the 90th day following the Performance-Based Option Vesting Date for such prior fiscal year; or

(c) Notwithstanding the provisions of Section 3.1, in the case of the Optionee’s Termination of Services by the Company for Cause, the Optionee shall, immediately prior to such Termination of Services (and subject to such Termination of Services), forfeit the Option, whether vested or unvested; or

(d) In the case of a Termination of Services by the Company without Cause or by the Optionee for Good Reason, (i) with respect to the Time-Based Option and the portion of the Performance-Based Option that had previously become vested, the 181st day following the date of such Termination of Services and (ii) with respect to the portion of the Performance-Based Option that had not previously become vested, the later of (x) the 181st day following the date of such Termination of Services and (y) the 90th day following the Performance-Based Option Vesting Date for the fiscal year in which the date of such Termination of Services occurs; or

(e) In the case of a Termination of Services due to the Optionee’s death or Disability, the first anniversary of the date of the Optionee’s Termination of Services; or

(f) The date the Optionee first violates any of the restrictive covenants set forth in Article IV;

provided that, in the event of a Termination of Services prior to the Initial Vesting Date other than by the Company for Cause, the portion of the Option that remains eligible to become vested after such Termination of Services pursuant to the last sentence of Section 3.1(b) and/or pursuant to Section 3.1(d) or Section 3.1(e) (and only such portion) shall remain outstanding through the later of (x) the expiration date set forth in Section 3.3(b), (d) or (e), as applicable, and (y) the 90th day following the Initial Vesting Date, subject to earlier expiration in the event of an Early Termination Event or pursuant to Section 3.3(a) or (f).

Section 3.4 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than 10 shares of Common Stock and shall be for whole shares of Common Stock only.

Section 3.5 Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan; provided that, with respect to the Option covered by this Agreement:

(a) payment for the shares with respect to which the Option is exercised may be made in the form of shares of Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised and (b) payment of withholding tax obligations arising in connection with the exercise of the Option may be made by the Optionee electing to have the Company withhold from the Common Stock to be issued that number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld (based on minimum applicable statutory withholding rates), determined on the date that the amount of tax to be withheld is determined.

ARTICLE IV.

RESTRICTIVE COVENANTS

Section 4.1 Obligation to Maintain Confidentiality.

(a) The Optionee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business, business relationships or financial affairs (collectively, “Confidential Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Confidential Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Optionee will not disclose any Confidential Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by the Board, either during or after his employment with the Company, unless and until such Confidential Information has become public knowledge without fault by the Optionee.

(b) The Optionee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Confidential Information, whether created by the Optionee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Optionee only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Optionee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Optionee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Optionee agrees that his obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property set forth in paragraph (b) above also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Optionee.

Section 4.2 Ownership of Property. Optionee acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s or any of its Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that were or are conceived, developed, contributed to, made, or reduced to practice by Optionee (either solely or jointly with others) while employed by or in the service of the Company or any of its Subsidiaries or Affiliates (including, without limitation, prior to the date of this Agreement) (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company or such Subsidiary or Affiliate and Optionee hereby assigns, and agrees to assign, all of the above Work Product to the Company or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Optionee in the course of Optionee’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Optionee hereby assigns and agrees to assign to the Company or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Optionee shall as promptly as practicable under the circumstances disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after Optionee’s employment with or service to the Company and its Subsidiaries and Affiliates) to establish and confirm the Company’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

Section 4.3 Third Party Information. Optionee understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of Optionee’s employment with or service to the Company or its Subsidiaries or Affiliates and thereafter, and without in any way limiting the provisions of Section 4.1 above, Optionee will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with Optionee’s work for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by the Company in writing or unless and to the extent that the Third Party Information, (a) becomes generally known to and available for use by the public other than as a result of Optionee’s acts or omissions to act, (b) was known to Optionee prior to Optionee’s employment with or service to the Company or any of its Subsidiaries and Affiliates, or (c) is required to be disclosed pursuant to any applicable law or court order.

Section 4.4 Use of Information of Prior Employers. During Optionee’s employment and/or services, Optionee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Optionee has an obligation of confidentiality, and will not bring onto the premises of the Company, its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom Optionee has an obligation of confidentiality unless consented to in writing by the former employer or person. Optionee will use in the performance of Optionee’s duties only information which is (a)(i) common knowledge in the industry or (ii) otherwise legally in the public domain, (b) otherwise provided or developed by the Company, its Subsidiaries or Affiliates or (c) in the case of materials, property or information belonging to any former employer or other person to whom Optionee has an obligation of confidentiality, approved for such use in writing by such former employer or person.

Section 4.5 Noncompetition; Nonsolicitation. Optionee acknowledges that, in the course of Optionee’s employment and/or services, Optionee will become familiar with the Company’s and its Subsidiaries’ and Affiliates’ trade secrets and with other confidential information concerning the Company and its Subsidiaries and Affiliates and that Optionee’s services will be of special, unique and extraordinary value to the Company and its Subsidiaries and Affiliates. Therefore, Optionee agrees that:

(a) Restriction. While employed or engaged by the Company or any of its Subsidiaries or Affiliates, and for a period beginning on the date of Optionee’s Termination of Services for any reason and ending on the first anniversary of such date of Termination of Services, Optionee shall not (i) directly or indirectly through another entity induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries or Affiliates to cease doing business with the Company or its Subsidiaries or Affiliates or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries or Affiliates, (ii) engage in any activity (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) for Wal-Mart Stores Inc., Costco Wholesale Corporation, or Target Corporation, or any of their respective subsidiaries or affiliates (including, without limitation, Sam’s West, Inc. and Sam’s East, Inc. and any successors thereof), or any other person or entity that competes with the Company with respect to any business or activity of the Company entered into by the Company after the Grant Date, or (iii) either alone or in association with others (A) solicit, or permit any organization directly or indirectly controlled by the Optionee to solicit, any employee of the Company to leave the employ of the Company, or (B) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Optionee to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at the time of the termination or cessation of the Optionee’s employment with the Company; provided that this clause (B) shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Company has been terminated for a period of six (6) months or longer at the time of such solicitation, hiring or employment.

(b) Enforcement. If, at the time of enforcement of Section 4.5(a), a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Optionee agrees that because his or her services are unique and Optionee has access to confidential information, money damages would be an inadequate remedy for any breach of this Article IV. Optionee agrees that the Company, its Subsidiaries and Affiliates, in the event of a breach or threatened breach of this Article IV, may seek injunctive or other equitable relief in addition to any other remedy available to them in a court of competent jurisdiction without posting bond or other security.

(c) Non-disparagement. Optionee agrees that at no time during his employment or engagement by the Company or any of its Subsidiaries or Affiliates or thereafter, shall he make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Company or any of its Subsidiaries or Affiliates or any of their respective directors, officers or employees. The Company agrees that at no time during Optionee’s employment or engagement by the Company or any of its Subsidiaries or Affiliates or thereafter, shall the Company (through any public statement) or any of the then-current officers or directors of the Company or any Subsidiary of the Company (each such person a “Company Party”) make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of Optionee; provided, that neither Optionee nor any Company Party shall be required to make any untruthful statement or to violate any law.

Section 4.6 Acknowledgments. Optionee acknowledges that the provisions of this Article IV are (a) in addition to, and not in limitation of, any obligation of Optionee’s under the terms of any employment agreement with the Company or any of its Subsidiaries or Affiliates, (b) in consideration of (i) employment with or engagement by the Company or any of its Subsidiaries or Affiliates, (ii) the issuance of the Option by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Optionee agrees and acknowledges that the restrictions contained in Article IV do not preclude Optionee from earning a livelihood, nor do they unreasonably impose limitations on Optionee’s ability to earn a living. Optionee agrees and acknowledges that the potential harm to the Company or its Subsidiaries or Affiliates of the non-enforcement of this Article IV outweighs any potential harm to Optionee of its enforcement by injunction or otherwise. Optionee acknowledges that he or she has carefully read this Agreement and has given careful consideration to the restraints imposed upon Optionee by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, and its Subsidiaries and Affiliates now existing or to be developed in the future. Optionee expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

Section 4.7 Forfeiture. Notwithstanding anything contained in this Agreement to the contrary, if Optionee violates any of the restrictive covenants set forth in Section 4.5(a), then Optionee shall pay to the Company in cash any financial gain Optionee realizes from exercising all or a portion of this Option. For purposes of this Section 4.7, “financial gain” shall equal any excess of the Fair Market Value of the Common Stock on the date of exercise over the purchase price set forth in Section 2.3, multiplied by the number of shares of Common Stock purchased pursuant to the exercise (without reduction for any shares of Common Stock surrendered). By accepting this Option, Optionee consents to and authorizes the Company to deduct from any amounts payable by the Company to Optionee any amounts Optionee owes to the Company under this Section 4.7. This right of set-off is in addition to any other remedies the Company may have against Optionee for Optionee’s breach of this Agreement. Optionee’s obligations under this Section 4.7 shall be cumulative (but not duplicative) of any similar obligations Optionee has pursuant to this Agreement or any other agreement with the Company.

ARTICLE V.

OTHER PROVISIONS

Section 5.1 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of, or providing services to, the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 5.2 Shares Subject to Plan and Management Stockholders Agreement; Entire Agreement. The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Management Stockholders Agreement and the Option granted pursuant to this Agreement is in full satisfaction of the obligation to grant the Supplemental Option (as defined in the Employment Agreement). The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement (together with the Plan and the Management Stockholders Agreement) shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

Section 5.3 Construction. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 5.4 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.5 Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as provided by Section 7.1 of the Plan, none of the amendment, suspension or termination of this Agreement shall, without the consent of the Optionee, alter or impair any rights or obligations under the Option.

Section 5.6 Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee determines that this Option may be subject to Section 409A of the Code, the Committee may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A of the Code; provided that the Committee shall notify the Optionee in writing of any amendment, policy or procedure so adopted that adversely alters or impairs the Optionee’s rights and the Optionee may reject the application of such amendment, policy or procedure by written notice to the Company, it being understood that the Optionee will thereby accept any risk of adverse tax treatment and indemnify the Company for any taxes, interest and penalties incurred by the Company in relation to such adverse tax treatment. Notwithstanding anything herein to the contrary, no provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A of the Code from the Optionee or other Person to the Company or any of its Affiliates, employees or agents.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto, effective as of the date first above written.

BEACON HOLDING INC.

By:	/s/ Graham N. Luce
Graham N. Luce

Its:	Secretary

Signature Page to Non-Qualified Stock Option Agreement

/s/ Christopher J. Baldwin
Christopher J. Baldwin

Residence Address:

95 Tower Mountain Dr
Bernardsville, NJ 07924

Optionee’s Social Security Number:

On File